EXHIBIT 2.1

           THIRD AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION


This Third Amendment (the "Amendment"), dated as of November 30, 2001, is to the Agreement and Plan of Reorganization, as amended by the First Amendment and the Second Amendment, by and among TEKINSIGHT.COM, INC. a Delaware corporation ("Newco Parent"), DYNCORP MANAGEMENT RESOURCES INC., a Virginia corporation (the "Company"), NEWCO ACQUISITION CORP., a Delaware corporation ("Newco"), and
DYNCORP, a Delaware corporation ("Company Parent") (the "Reorganization Agreement"). Following further discussions between the parties after execution of the Reorganization Agreement, the parties determined it to be in the best interests of all such parties to make certain changes to the Reorganization Agreement agreed to by the parties named below, and such parties hereby agree as follows:

Section 1

     In Section 6.1(e) of the Reorganization Agreement, the date "November 30, 2001" shall be replaced with the new date "December 31, 2001."

Section 2

     Except as specifically modified by this Amendment, the Reorganization Agreement in its current form shall be unaltered and shall remain in full force and effect in accordance with its terms.

Section 3


          3.1 Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterparts.

          3.2 Entire Agreement. This Amendment and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that except as specifically modified by this Amendment, the terms and conditions of the Merger Agreement remain in full force and effect in accordance with their terms.

          3.3 Severability. In the event that any provision of this Amendment or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Amendment will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          3.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

          3.5 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Amendment and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          3.6 Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.



                                     TEKINSIGHT.COM, INC.


                                     By: /s/ James Linesch
                                        ----------------------------------------
                                          James Linesch, Chief Financial Officer

                                          DYNCORP MANAGEMENT RESOURCES INC.


                                     By: /s/ David L. Reichardt
                                       -----------------------------------------
                                       David L. Reichardt, Senior Vice President


                                     NEWPORT ACQUISITION CORP.


                                     By: /s/ James Linesch
                                       -----------------------------------------
                                       James Linesch, Chief Financial Officer


                                     DYNCORP


                                     By: /s/ David L. Reichardt
                                        ----------------------------------------
                                       David L. Reichardt, Senior Vice President